As filed with the Securities and Exchange Commission on February 11, 2000
                                            Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              McKESSON HBOC, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                  94-3207296
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)      Identification No.)
                    One Post Street
                    San Francisco, California                     94104
                    (Address of Principal Executive Offices)     (Zip Code)

                    McKesson HBOC, Inc. Stock Purchase Plan
                             (Full Title of Plan)

Kristina Veaco                    Ivan D. Meyerson
Senior Counsel and                   Senior Vice President,
Assistant Secretary                  General Counsel and Corporate Secretary
One Post Street                   One Post Street
San Francisco, CA 94104           San Francisco, CA 94104

                   (Name and address of agents for service)
                                (415) 983-8300
        (Telephone number, including area code, of agents for service)

The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        CALCULATION OF REGISTRATION FEE

Title of Securities to be         Amount to be        Proposed Maximum           Proposed Maximum              Amount of
 Registered                        Registered         Offering Price Per         Aggregate Offering         Registration Fee
                                                         Share(1)                   Price(1)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock par value
 $.01 per share                       2,500,000           $20.28                     $50,700,000                 $13,385

------------------------------------------------------------------------------------------------------------------------------------

Rights to purchase
 Preferred Stock (2)                   N/A                  N/A                           N/A                       N/A

------------------------------------------------------------------------------------------------------------------------------------

Total Registration Fee
                                       N/A                   N/A                           N/A                   $13,385
------------------------------------------------------------------------------------------------------------------------------------


(1) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 2,500,000 shares by the average of the high and low price of the stock on February 9, 2000.

(2) Associated with the Common Stock are Rights to purchase Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

                       EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE
                 PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registration on Form S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 21, 1994 (File No. 33-86536) (as amended by Post-Effective Amendment No. 1 filed February 7, 1995) and February 18, 1997 (File No. 333-21931) is hereby incorporated by reference.

Incorporation of Certain Documents by Reference

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

    (a)  Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999.

    (b)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    (c)  Quarterly Report on Form 10-Q for the period ended September 30, 1999.

    (d) Current Reports on Form 8-K with report dates of May 3, 1999, January 28, 2000 and February 1, 2000

    (e) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March, 31, 1999

    All documents subsequently filed by the Registrant pursuant to Sections 13
(a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits


Exhibit
No.            Description
--------------------------------------

4 Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights

          Agent, filed as Exhibits 4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 and incorporated by reference herein.

5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Arthur Andersen LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 10th day of February 2000.

                                         McKESSON HBOC, INC.
                                         (Registrant)


                                         /s/Ivan D. Meyerson
                                         By:  Ivan D. Meyerson
                                         Senior Vice President,
                                         General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of October, 1999.

Signature and Title
     *John H. Hammergren, Co-President, and Co-Chief Executive Officer and
      Director
          (Co-Principal Executive Officer)
     *David L. Mahoney ,Co-President, and Co-Chief Executive Officer and
      Director
          (Co-Principal Executive Officer)
     *Heidi E. Yodowitz, Vice President, Controller and  Acting Chief Financial
      Officer
          (Principal Financial Accounting Officer)

     *Alfred C. Eckert, III, Director
     *Tully M. Friedman, Director
     *Alton F. Irby, III, Director
     *M. Christine Jacobs, Director
     *Gerald E. Mayo, Director
     *James V. Napier, Director
     *David S. Pottruck, Director
     *Carl E. Reichardt, Director
     *Alan J. Seelenfreund
          Chairman of the Board and Director
     *Jane E. Shaw, Director

*By:  /s/ Ivan D. Meyerson (Attorney-in-Fact)
          ----------------
          Ivan D. Meyerson

                                 EXHIBIT INDEX


Exhibit
No.            Description
-------------------------------------

4 Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits
          4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 and incorporated by reference herein.

5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Arthur Andersen LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.